Exhibit D

Telephone: Facsimile: E-Mail: Reference No:	(876) 906-2414 (876) 754-5158 attorneygeneral@agc.gov.jm 197-AQ477	ATTORNEY-GENERAL’S CHAMBERS 1st Floor – North Tower NCB Towers 2 Oxford Road Kingston 5

March 17, 2020

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

U.S.A.

Ladies and Gentlemen:

Re:	Filing of a Schedule B Registration Statement by the Government of Jamaica – US$1,000,000,000 Opinion as to Authorization, Validity & Legality

In my capacity as Solicitor-General Attorney-General Chambers, Jamaica, I have acted as counsel for the Government of Jamaica (“Jamaica”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the United States of America’s Securities Act of 1933, as amended (the “Securities Act”), Jamaica’s Registration Statement under Schedule B, as filed with the Commission on the date hereof (the “Registration Statement”), relating to the offering from time to time, as set forth in the Registration Statement and the form of prospectus contained therein (the “Prospectus”), of up to US$1,000,000,000 aggregate principal amount of Jamaica’s debt securities (the “Debt Securities”). The Debt Securities are to be issued in one or more series in accordance with the provisions of an indenture (the “Indenture”) entered into between Jamaica and the trustee specified therein (the “Trustee”) which is substantially the same as the Form of Indenture filed as an exhibit to the Registration Statement.

In arriving at the opinion expressed below, I have reviewed (i) the Registration Statement, including the Prospectus forming a part thereof, (ii) the Form of Indenture filed as an exhibit to the Registration Statement and (iii) the form of Debt Securities included in the Form of Indenture. In addition, I have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such documents and instruments as I have deemed appropriate, and I have made such investigation of law as I have deemed appropriate as a basis for the opinion expressed below.

Based on the foregoing, I am of the opinion that, subject to compliance with the requirements of Jamaica’s Public Debt Management Act, (i) the execution and delivery of the Debt Securities would be duly authorized by all the necessary actions of Jamaica and, when duly executed and delivered by Jamaica, authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the underwriter in the manner contemplated by the Registration Statement, or pursuant to any registration statement relating thereto filed by Jamaica with the Commission pursuant to Rule 462(b) under the Securities Act, and (ii) the Debt Securities will constitute valid and legally binding obligations of Jamaica, enforceable against Jamaica in accordance with their terms, subject to the enforcement of legal and equitable limitations relating to or affecting enforceability generally applicable to obligations of sovereigns.

This opinion is limited to the laws of Jamaica and to the Registration Statement, the Form of Indenture and the form of Debt Securities as at the date of this opinion.

ATTORNEY-GENERAL’S CHAMBERS
Re:	Filing of a Schedule B Registration Statement by the Government of Jamaica – US$1,000,000,000 Opinion as to Authorization, Validity & Legality	Page No. 2 of 2

In giving this opinion, I have assumed the following (without independent verification):

1)	the legal capacity of all natural persons, the authority of all persons signing each of the documents on behalf of the parties to such documents and the genuineness of all signatures;

2)

the conformity to original documents and the completeness of all documents submitted to me (i) as certified or conformed copies or photocopies, or (ii) by facsimile transmission, and the authenticity of the originals of such documents;

3)	the certificates and other documents to which I have referred herein were when made, and remain, accurate, and there have been no variations to any such certificates or documents;

4)	insofar as any obligation is to be performed in a jurisdiction other than Jamaica, its performance would not be illegal or ineffective under the laws of that jurisdiction; and

5)

that each of Jamaica and the Trustee has satisfied or will satisfy those legal requirements that are applicable to it under any law other than the laws of Jamaica to the extent necessary to make the Indenture and the Debt Securities (with respect to Jamaica) enforceable against it.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption “Validity of the Debt Securities” in the Prospectus forming a part of the Registration Statement and in any supplement to such Prospectus.

In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under the Securities Act or under the rules and regulations of the Commission.

Yours sincerely,

/s/Marlene Aldred
Marlene Aldred Solicitor-General